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                                                                Exhibit 23.1


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 17, 1999, included in Cole National Corporation's Form 10-K for the year ended January 30, 1999, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

Cleveland, Ohio
July 1, 1999